Exhibit 21

     The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 31, 2004.

Jurisdiction of
Entity Name		Organization
AG DALLAS LLC		Delaware
AMERICAN GYPSUM COMPANY		Delaware
AMERICAN GYPSUM MARKETING COMPANY		Delaware
d/b/a American Gypsum Marketing Company, Inc.
CCP CEMENT COMPANY		Nevada
CCP CONCRETE/AGGREGATES LLC		Delaware
CCP GYPSUM COMPANY		Nevada
CCP LAND COMPANY		Nevada
CENTEX CEMENT CORPORATION		Nevada
CENTEX MATERIALS LLC		Delaware
EXP FUNDING, LLC		Delaware
HOLLIS & EASTERN RAILROAD COMPANY LLC		Delaware
ILLINOIS CEMENT COMPANY	50%	Illinois
ILLINOIS CEMENT COMPANY, JOINT VENTURE
d/b/a Wisconsin Cement Company	50%	Texas
M & W DRYWALL SUPPLY COMPANY		Nevada
MATHEWS READYMIX LLC		California
MOUNTAIN CEMENT COMPANY		Nevada
NEVADA CEMENT COMPANY		Nevada
REPUBLIC PAPERBOARD COMPANY LLC		Delaware
TEXAS CEMENT COMPANY		Nevada
TEXAS LEHIGH CEMENT COMPANY LP
d/b/a Texas Lehigh Cement	50%	Texas
TLCC GP LLC		Delaware
TLCC LP LLC		Delaware
WESTERN AGGREGATES LLC		Nevada
WESTERN CEMENT COMPANY OF CALIFORNIA		California
WISCONSIN CEMENT COMPANY	50%	Wisconsin